SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                      ____________________


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934




Date  of Report (Date of earliest event reported): April 23, 1997




                   HALTER MARINE GROUP, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                 001-12159           75-2656828
(State or other            (Commission       (I.R.S. Employer
jurisdiction of            File Number)      Identification No.)
incorporation)




13085 Industrial Seaway Road, Gulfport, Mississippi      39503
(Address of principal executive offices)               (Zip Code)




Registrant's  telephone number, including  area  code:  (601)896-0029




                        (Not Applicable)
 (Former name or former address, if changed since last report)

            INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

      On April 23, 1997, Halter Marine Group, Inc. ("Halter") issued a press release announcing that TDI-Halter, Inc. (a unit of Halter) and Preforadora Central S.A. de C.V. Mexico City have signed a contract for the construction of a Le Tourneau Super 116 mobile offshore drilling unit. The total value of the contract is expected to approach $80 million.

      The press release is filed herewith as Exhibit 99.8 and is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

      List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(a)  Financial Statements of Business Acquired.

               None.

(b)  Pro Forma Financial Information.

               None.

(c)  Exhibits.

        99.8   Press Release Dated April 23, 1997
               Announcing  That TDI-Halter, Inc. and  Perforadora
               Central  Sign Contract for Construction  of  Super
               116 Mobile Offshore Drilling Unit.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              HALTER MARINE GROUP, INC.
                              (Registrant)

                              By: /s/ John Dane, III

                                   John Dane, III
                                   Chairman, President and
                                   Chief Executive Officer

Date: April 30, 1997

                         EXHIBIT INDEX


    Exhibit
    Number          Description of Exhibits

    99.8       Press Release Dated April 23, 1997
               Announcing  That TDI-Halter, Inc. and  Perforadora
               Central  Sign Contract for Construction  of  Super
               116 Mobile Offshore Drilling Unit.

                          EXHIBIT 99.8

                                                    PRESS RELEASE
                                      For release: April 23, 1997
                                             Contact: A. J. Rizzo
                                                Tel: 504-248-2237


   TDI-HALTER, INC., AND PERFORADORA CENTRAL SIGN CONTRACT FOR

     CONSTRUCTION OF SUPER 116 MOBILE OFFSHORE DRILLING UNIT

HOUSTON, Tex...TDI-Halter, Inc., (a unit of Halter Marine Group, Inc. (AMEX: HLX)) and Perforadora Central S.A. de C.V. Mexico City, have signed a contract for the construction of a Le Tourneau Super 116 mobile offshore drilling unit (MODU). The rig will be built under a license agreement with Le Tourneau, a subsidiary of Rowan Drilling. Including the equipment package and construction kit which are also being purchased from Le Tourneau, the total value of the contract is expected to approach $80 million.

      The  rig will be capable of drilling in water to depths  of
350  feet  while  remaining on station year-round.   Perforadora,
with 35 years experience, will operate the rig in the Gulf of Campeche.

      The  announcement  was  made by John  Dane  III,  chairman, president and CEO of the Halter Marine Group, Inc., which recently acquired a majority interest in TDI (formerly Texas Drydock, Inc.) and an option to purchase TDI's remaining common stock. TDI, which operates six shipyards in southeast Texas, is a leading marine repair and manufacturing company of offshore drilling and workover units. TDI's revenue for the year ended September 30, 1996 approximated $73,000,000.00. Halter's revenues approximated $293,000,000.00 for the three quarters ended December 31, 1996.

      Dane said, "When we purchased TDI, we were of the opinion that the combination of TDI's know-how and experience, combined with Halter's new construction facilities would represent a powerful combination of resources. This contract validates that view and establishes TDI-Halter as a leader in the construction of new offshore mobile drilling units."

      The Halter chairman noted that the rig will be the first to integrate TDI's rig experience with Halter's large production capacity for steel fabrication and production. Several Halter facilities will supply components, with the rig's hull being constructed at Halter's Pascagoula, Miss., shipyard. Final assembly of the rig will be at the TDI-Halter facility in Port Arthur, Tex.

      Dane added, "A $20 million expansion is underway at Halter-Pascagoula and when this additional capacity is combined with that of other Halter and TDI facilities, our companies have significant capacity for other new construction should there be an immediate demand for additional rigs or supply boats. Our ability to utilize the combined resources of 17 shipyards and over 4500 people is another factor why we will be able to deliver this rig in approximately 21 months while being able to take on additional new rig construction."

      "Our objective in signing this contract," said Patricio Morphy, president of Perforadora Central, "is to meet a demanding delivery schedule which we are confident TDI-Halter will fulfill and to provide PEMEX with a practical and economic solution to their ambitious exploration projects."

      TDI-Halter is part of the Halter Marine Group, Inc., (AMEX:HLX) Gulfport, Miss. The group includes 17 shipyards in Texas, Louisiana, Mississippi, and Florida. The company specializes in the design, construction, conversion and repair of mobile offshore drilling units and a wide variety of vessels for commercial, government and pleasure boat markets. Shipyards of the Halter Marine Group have built more than 2000 vessels in the past 40 years.
                               ###